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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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TITAN MACHINERY INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TITAN MACHINERY INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The Annual Meeting of Stockholders of Titan Machinery Inc. will be held at 8:00 a.m., Central time, on June 12, 2009, at the Carlson Board Room, 301 Carlson Parkway, Minnetonka, Minnesota 55305 for the following purposes:

  1.
  To elect three Class II directors.

  2.
  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Only stockholders of record at the close of business on April 21, 2009 are entitled to notice of the meeting and to vote at the meeting or any adjournment or postponement thereof.

        Your vote is important. You are cordially invited to attend the meeting. Even if you do not plan to attend the meeting, we urge you to sign, date and return the proxy at once in the enclosed envelope. The prompt return of proxies will save the Company the expense of further requests for proxies.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on June 12, 2009: The proxy statement, proxy card, and Annual Report on Form 10-K are available on the Investor Relations section of the Titan Machinery Inc. website at http://www.titanmachinery.com.

BY ORDER OF THE BOARD OF DIRECTORS

David J. Meyer Chairman of the Board and Chief Executive Officer

Fargo, North Dakota May 11, 2009

TITAN MACHINERY INC.

Annual Meeting of Stockholders
June 12, 2009

PROXY STATEMENT

 INTRODUCTION

        Your proxy is solicited by the Board of Directors of Titan Machinery Inc. (the "Company") for the Annual Meeting of Stockholders to be held on June 12, 2009, at the location and for the purposes set forth in the Notice of Meeting, and at any adjournment or postponement thereof.

        The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of the Company's Common Stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

        You may vote your shares by mail by following the instructions on the enclosed proxy or you may vote your shares in person by attending the Annual Meeting. If you need directions to the Annual Meeting, please call (701) 356-0130. If your shares are held in "street name," you must instruct the record holder of your shares in order to vote.

        Any stockholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary of the Company or by attending and voting at the meeting. Proxies not revoked will be voted in accordance with the choice specified by stockholders by means of the ballot provided on the proxy for that purpose. Proxies that are signed but lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the slate of directors proposed by the Board of Directors and listed herein. If a stockholder abstains from voting as to any matter, then the shares held by such stockholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal other than election of directors will have the same effect as votes against such proposal. Abstentions will not be counted for purposes of determining the number of votes cast in the election of directors. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

        The mailing address of the principal executive offices of the Company is Titan Machinery Inc., 4876 Rocking Horse Circle, Fargo, North Dakota 58104-6049. The Company expects that this proxy statement, the related proxy and Notice of Meeting will first be mailed to stockholders on or about May 11, 2009.

OUTSTANDING SHARES AND VOTING RIGHTS

        The Board of Directors of the Company has fixed April 21, 2009 as the record date for determining stockholders entitled to vote at the Annual Meeting. Persons who were not stockholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on April 21, 2009, 17,668,463 shares of the Company's Common Stock were issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the meeting. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. No holders of any capital stock of the Company are entitled to cumulative voting rights.

PRINCIPAL STOCKHOLDERS AND MANAGEMENT SHAREHOLDINGS

        The following table sets forth as of April 21, 2009 certain information regarding beneficial ownership of our Common Stock by:

  •
  Each person known to us to beneficially own 5% or more of our Common Stock;

  •
  Each executive officer named in the Summary Compensation Table on page 17, who in this proxy statement are collectively referred to as the "named executive officers;"

  •
  Each of our directors (including nominees); and

  •
  All of our executive officers (as that term is defined under the rules and regulations of the Securities and Exchange Commission) and directors as a group.

        We have determined beneficial ownership in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Beneficial ownership generally means having sole or shared voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, each stockholder named in the table has sole voting and dispositive power with respect to the shares of Common Stock set forth opposite the stockholder's name. We have based our calculation of the percentage of beneficial ownership on 17,668,463 shares of Common Stock outstanding on April 21, 2009. Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Titan Machinery Inc., 4876 Rocking Horse Circle, Fargo, North Dakota 58104-6049.

Name of Beneficial Owner	Number	Percent of Class
5% Beneficial Owners:
NorthPointe Capital, LLC(1) 101 W. Big Beaver, Suite 745 Troy, Michigan 48084	958,621	5.4%

Named Executive Officers and Directors:
David Meyer(2)	3,082,780	17.4%
Peter Christianson(3)	826,385	4.7%
Ted Christianson(4)	31,508	*
Gordon Paul Anderson(5)	99,894	*
John Bode(6)	11,548	*
Tony Christianson(7)	755,477	4.3%
James Irwin(8)	26,760	*
James Williams(9)	52,882	*
All executive officers and directors as a group (8 persons)(10)	4,887,234	27.7%

*
Less than one percent.

(1)
This information is based on the Schedule 13G filed with the Securities Exchange Commission by NorthPointe Capital, LLC on February 13, 2009. NorthPointe Capital possesses sole voting power over 722,962 of such shares and sole dispositive power over all of such shares.

(2)
Includes 25,000 shares that may be purchased upon exercise of stock options and warrants by Mr. Meyer that were exercisable as of April 21, 2009, or within 60 days of such date.

  (3)
  Includes 25,000 shares that may be purchased upon exercise of stock options and warrants by Mr. Christianson that were exercisable as of April 21, 2009, or within 60 days of such date. Includes 801,285 shares beneficially owned by C.I. Farm Power, Inc. Mr. Christianson may be deemed to be the beneficial owner of such shares by virtue of his status as a controlling owner of C.I. Farm Power.

  (4)
  Includes 18,335 shares that may be purchased upon exercise of stock options by Mr. Christianson that were exercisable as of April 21, 2009, or within 60 days of such date.

  (5)
  Includes 11,003 shares that may be purchased upon exercise of stock options and warrants by Mr. Anderson that were exercisable as of April 21, 2009, or within 60 days of such date.

  (6)
  Includes 7,334 shares that may be purchased upon exercise of stock options by Mr. Bode that were exercisable as of April 21, 2009, or within 60 days of such date.

  (7)
  Includes 545,021 shares beneficially owned by Adam Smith Growth Partners, LP, 174,035 shares beneficially owned by Adam Smith Fund, LLC (including 36,874 shares which may be purchased upon exercise of warrants), 17,531 shares beneficially owned by Adam Smith Companies, LLC (including 6,672 shares which may be purchased upon exercise of warrants), warrants to purchase 15,009 shares of common stock beneficially owned by Cherry Tree Companies, LLC, and 2,667 shares that may be purchased upon exercise of stock options. All of these warrants and options were exercisable as of April 21, 2009, or within 60 days of this date. Mr. Christianson may be deemed to share beneficial ownership of shares beneficially owned by Adam Smith Growth Partners, LP, Adam Smith Fund, LLC, Adam Smith Companies, LLC, and Cherry Tree Companies, LLC, by virtue of his status as a controlling owner of such entities. Mr. Christianson expressly disclaims beneficial ownership of any shares held by Adam Smith Growth Partners, LP, Adam Smith Fund, LLC, Adam Smith Companies, LLC, and Cherry Tree Companies, LLC, except to the extent of his pecuniary interest in such entities.

  (8)
  Includes 1,214 shares held by Yermo Consulting, LLC, of which Mr. Irwin is the sole member and 11,898 shares that may be purchased upon exercise of stock options and warrants by Mr. Irwin or the Irwin Revocable Trust that were exercisable as of April 21, 2009, or within 60 days of this date.

  (9)
  Includes 8,334 shares that may be purchased upon exercise of stock options and warrants by Mr. Williams that were exercisable as of April 21, 2009, or within 60 days of this date.

  (10)
  Includes 168,126 shares that may be purchased upon exercise of options or warrants that were exercisable as of April 21, 2009, or within 60 days of such date.

ELECTION OF DIRECTORS
(Proposal #1)

General Information

        The Bylaws of the Company provide that the Board of Directors shall consist of three or more directors. The Board of Directors consists of three classes of Directors: Class I directors who hold office until the 2011 Annual Meeting, Class II directors who hold office until the 2009 Annual Meeting and Class III directors who hold office until the 2010 Annual Meeting or, in all cases, until their successors are elected and qualified. The Nomination/Governance Committee recommended to the Board the following persons to be elected as Class II directors of the Company to hold office until the 2012 Annual Meeting, or until their successors are elected and qualified: Peter Christianson, Gordon Paul Anderson and James Williams. The nominees have consented to being named as nominees. Under applicable Delaware law, the election of each nominee requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at the Annual Meeting at which a quorum is present.

        In the absence of other instructions, each proxy will be voted for each of the nominees listed below. If elected, each nominee will serve until the 2012 annual meeting of stockholders or until his successor shall be elected and qualified. If, prior to the meeting, it should become known that any of the nominees will be unable to serve as a director after the meeting by reason of death, incapacity or other occurrence, the proxies will be voted for such substitute nominee as is selected by the Board of Directors or, alternatively, not voted for any nominee.

        The following table sets forth the names and positions of our directors:

Name	Age	Position
David Meyer	56	Chairman, Chief Executive Officer and Class III Director
Peter Christianson	52	President, Chief Financial Officer and Class II Director
Gordon Paul Anderson	63	Class II Director
John Bode	61	Class III Director
Tony Christianson	56	Class I Director
James Irwin	66	Class I Director
James Williams	69	Class II Director

        The following is information concerning the principal occupations for at least the past five years of the nominees and those directors whose terms will continue beyond the Annual Meeting:

        David Meyer is our Chairman and Chief Executive Officer. Mr. Meyer was a founder of our company in 1980 and has been a director of our company since its creation. From 1976 to 1980, Mr. Meyer was a partner in a Case and New Holland dealership with locations in Lisbon and Wahpeton, North Dakota.

        Peter Christianson has been our President and a director since January 2003 and our Chief Financial Officer since August 2007. Prior to joining us and since 1988, he was a partner and owner of Fargo Farm Power, Inc., the operator of two of the dealership locations acquired by Titan Machinery LLC in 2002. Peter Christianson, Tony Christianson and Ted Christianson, our Vice President, Finance and Treasurer, are brothers.

        Gordon Paul Anderson has been a director since 2003. Dr. Anderson is a cardiologist who retired in December 2002, the founding member of Consultants in Cardiovascular Diseases, Inc., and the former Chief of Cardiology and President of the medical staff, Saint Vincent Health Center, Erie, Pennsylvania. Dr. Anderson has been an active investor and board member of several private business and technology ventures and has active farming operations in North Dakota.

        John Bode has been a director since 2005. Mr. Bode is a retired partner of KPMG, LLP with over 34 years of experience in public accounting. Mr. Bode was elected to the partnership in 1981 and retired in 2005. Mr. Bode was the lead audit partner for numerous clients in the consumer products, food, agribusiness and manufacturing industries. Mr. Bode also currently serves on the board of The Valspar Corporation.

        Tony Christianson has been a director since January 2003. Mr. Christianson is a founder of Titan Machinery LLC. Since 1981, Mr. Christianson has been the Chairman of Cherry Tree Companies, an affiliated group of investment banking, venture capital and asset management firms in Minneapolis. Mr. Christianson has been a director of numerous public and private companies over his career and is currently a director of Dolan Media Company, Peoples Educational Holdings, Inc. and Ameripride Services.

        James Irwin has been a director since 2005. Mr. Irwin is a former vice president of Case IH's North American Agricultural Business, with over 40 years of experience in various executive positions in CNH prior to his retirement in January 2005. Mr. Irwin helped manage the mergers and buyouts of International Harvester and New Holland. Mr. Irwin was named the 2005 Agribusiness Leader of the Year by the National Agri-Marketing Association.

        James Williams has been a director since 2003. Mr. Williams is currently Chairman of First State Bank of North Dakota and Goose River Bank. Mr. Williams has been an owner of Arthur Mercantile, a farm equipment dealership, since 1972. Mr. Williams is managing partner of Williams Farms in Arthur, North Dakota. Mr. Williams previously worked at Bank of New York.

CORPORATE GOVERNANCE

Independence

        Our Board of Directors has determined that four of our seven directors are independent directors, as defined by Rule 4200(a)(15) of the listing standards of the Nasdaq Global Market. The four independent directors are Gordon Paul Anderson, John Bode, James Irwin and James Williams.

Code of Ethics

        The Board has approved Code of Ethics policies that apply to all employees, directors and officers, including the principal executive officer, principal financial officer, principal accounting officer and controller. The Code of Ethics policies address such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading. The Code of Ethics policies are available on the Company's website at www.titanmachinery.com. Titan Machinery Inc. intends to include on its website any amendment to, or waiver from, a provision of its Code of Ethics policy that applies to the principal executive officer, principal financial officer, principal accounting officer and controller that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K under the Securities Act of 1933.

Stockholder Communications with the Board of Directors

        Stockholders may communicate directly with the Board of Directors. All communications should be directed to the Company's Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors, and the Company's Secretary will forward the communications to all specified directors. If no director is specified, the communication will be forwarded to the entire Board. Stockholder communications to the Board should be sent to:

Titan Machinery Inc. Board of Directors
Attention: Ted Christianson
4876 Rocking Horse Circle
Fargo, North Dakota 58104-6049

Director Attendance at Annual Meetings

        Directors' attendance at Annual Meetings can provide stockholders with an opportunity to communicate with directors about issues affecting the Company. The Company does not have a policy regarding director attendance, but all directors are encouraged to attend the Annual Meeting of Stockholders. At the Annual Meeting of Stockholders held June 3, 2008, all of our directors attended.

Board and Committee Meetings; Committee Reports

        During fiscal 2009, the Board held eight formal meetings. The directors often communicate informally to discuss the affairs of the Company and, when appropriate, take formal action by written consent of a majority of all directors, in accordance with the Company's Certificate of Incorporation and Bylaws and Delaware law.

        The Company's Board of Directors has three standing committees, the Audit Committee, the Compensation Committee, and the Governance/Nominating Committee. Members of such committees met formally and informally from time to time throughout fiscal 2009 on committee matters.

        Each director attended 75% or more of the aggregate number of meetings of the Board and of committees of which he was a member.

Current Committee Membership

        The following table sets forth the membership of each of the Company's committees.

Audit Committee	Governance/Nominating Committee	Compensation Committee
John Bode (Chair)	James Williams (Chair)	Gordon Paul Anderson (Chair)
James Williams	James Irwin	James Irwin
Gordon Paul Anderson

Audit Committee

        Among other matters, our Audit Committee:

  •
  assists the Board of Directors in fulfilling its oversight responsibility to our stockholders and other constituents with respect to the integrity of financial statements;

  •
  appoints and has oversight over our independent auditors, determines the compensation of our independent auditors and reviews the independence and the experience and qualifications of our independent auditors' lead partner, and pre-approves the engagement of our independent auditors for audit and permitted non-audit services;

  •
  meets with the independent auditors and reviews the scope and significant findings of audits and meets with management and internal financial personnel regarding these findings;

  •
  reviews the performance of our independent auditors;

  •
  discusses with management and our independent auditors the adequacy and sufficiency of our financial and accounting controls, practices and procedures, the activities and recommendations of our auditors and our reporting policies and practices, and reporting recommendations to the Board of Directors for approval;

  •
  establishes procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

  •
  prepares the committee reports required by the rules of the SEC to be included in our annual proxy statement.

        Our independent auditors and other key committee advisors will have regular contact with our Audit Committee. Following each committee meeting, the Audit Committee will report to the full Board of Directors.

        The Audit Committee consists of John Bode, James Williams and Gordon Paul Anderson. Each of Messrs. Bode, Williams and Anderson meets the requirements for financial literacy under the applicable rules and regulations of the Securities and Exchange Commission and the Nasdaq Global Market.

  Audit Committee Financial Expert

        Our Board of Directors has determined that Mr. Bode is an Audit Committee financial expert, as defined under the applicable rules of the SEC. Each member of our Audit Committee satisfies the Nasdaq Global Market independence standards and the independence standards of Rule 10A-3(b)(1) of the Securities Exchange Act. Each member of our Audit Committee possesses the financial qualifications required of Audit Committee members set forth in the rules and regulations of the Nasdaq Global Market and under the Securities Exchange Act.

  Audit Committee Meetings

        The Audit Committee met eight times in fiscal 2009.

  AUDIT COMMITTEE REPORT

        In accordance with its written charter adopted by the Board of Directors, as amended, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee charter is available on the investor relations page of our website at www.titanmachinery.com. The charter was last amended on November 16, 2007. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

  (1)
  reviewed and discussed the audited financial statements with management and the independent auditors;

  (2)
  discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61, as amended, with and without management present; and

  (3)
  received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant's independence.

        Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2009, as filed with the Securities and Exchange Commission.

Members of the Audit Committee:
John Bode (Chair)
James Williams
Gordon Paul Anderson

Governance/Nominating Committee

        Our Governance/Nominating Committee makes recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors and its committees. In addition, our Nominating/Corporate Governance Committee oversees our codes of conduct and makes recommendations to our Board of Directors concerning governance matters.

        The Governance/Nominating Committee will review director nominees proposed by stockholders. Stockholders may recommend a nominee to be considered by the Governance/Nominating Committee by submitting a written proposal to the Chairman of the Board of Directors, at Titan Machinery Inc., 4876 Rocking Horse Circle, Fargo, North Dakota 58104-6049. A consent signed by the proposed nominee agreeing to be considered as a director should accompany the written proposal. The proposal should include the name and address of the nominee, in addition to the qualifications and experience of said nominee.

        The Governance/Nominating Committee acts pursuant to a written charter and is responsible for tasks relating to the adoption of corporate governance policies and procedures, the nomination of directors, and the oversight of the organization of Board committees. The charter was last amended on November 16, 2007. The Governance/Nominating Committee charter is available on the investor relations page of our website at www.titanmachinery.com.

        When selecting candidates for recommendation to the Board of Directors, the Governance/Nominating Committee will consider the attributes of the candidates and the needs of the Board and will review all candidates in the same manner, regardless of the source of the recommendation. In evaluating director nominees, a candidate should have certain minimum qualifications, including being able to read and understand basic financial statements, be familiar with our business and industry, have high moral character and mature judgment, and be able to work collegially with others. In addition, factors such as the following shall be considered:

  •
  appropriate size and diversity of the Board;

  •
  needs of the Board with respect to particular talent and experience;

  •
  knowledge, skills and experience of nominee;

  •
  familiarity with domestic and international business affairs;

  •
  legal and regulatory requirements;

  •
  appreciation of the relationship of our business to the changing needs of society; and

  •
  desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member.

  Governance/Nominating Committee Meetings

        The Governance/Nominating Committee met four times in fiscal 2009.

Compensation Committee

        Our Compensation Committee reviews and recommends policy relating to compensation and benefits of our officers, employees and directors. Our Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and President, evaluates the performance of these officers in light of those goals and objectives and sets the compensation of these officers based on such evaluations. Our Compensation Committee provides input on compensation for our other executive officers and employees, but compensation levels for such officers and employees and the corporate goals and objectives relating to compensation are set by our Chief Executive Officer and President, subject to the Compensation Committee's approval. Our Compensation Committee also administers the issuance of stock options and other awards under our equity award plans.

  Compensation Committee Charter and Scope of Authority

        Under the Compensation Committee's written charter, the primary duties and responsibilities of the Compensation Committee include the following:

  •
  develop and periodically review with management the Company's philosophy of compensation, taking into consideration enhancement of stockholder value and the fair and equitable compensation of all employees;

  •
  determine the compensation for our Chief Executive Officer and President and approve the compensation for all of our named executive officers;

  •
  determine and approve equity grants made pursuant to the Company's equity incentive plans;

  •
  develop, recommend to the Board, review and administer senior management compensation policy and plans, including incentive plans, benefits and perquisites;

  •
  develop, recommend, review and administer compensation plans for members of the Board;

  •
  annually consider the relationship between the Company's strategic and operating plans and the various compensation plans for which the Committee is responsible;

  •
  periodically review with management, and advise the Board with respect to, employee deferred compensation plans;

  •
  periodically review with management and advise the Board with respect to employee benefits; and

  •
  review and discuss with management the Compensation Discussion and Analysis ("CD&A") required by the SEC. Based on such review and discussion, the Committee shall determine whether to recommend to the full Board that the CD&A be included in the annual report or proxy. The Committee shall provide, over the names of the members of the Committee, the required Compensation Committee report for the annual report or proxy.

        The Compensation Committee charter may be amended by approval of the Board. The charter was last amended on November 16, 2007. The Compensation Committee charter is available on the investor relations page of our website at www.titanmachinery.com.

        In making its compensation decisions and recommendations, the Compensation Committee takes into account the recommendations of the Chief Executive Officer and President. Other than giving their recommendations, the Chief Executive Officer and President do not participate in the Compensation Committee's decisions regarding their own compensation. All of the Compensation Committee's actions, decisions and recommendations are reported to our Board.

  Compensation Committee Meetings

        The Compensation Committee met four times in fiscal 2009.

Non-Employee Director Compensation

        Our non-employee directors are compensated pursuant to our Non-Employee Director Compensation Plan. In fiscal 2009, all of our non-employee directors received an annual retainer of $20,000 for attending Board meetings. The chair of the Audit Committee received an additional $15,000 cash compensation. Non-employee directors are also paid cash compensation of $1,000 per board or committee meeting attended in person and $500 for each board or committee meeting attended by teleconference. Each non-employee director also received a grant of shares of restricted common stock equal to approximately $20,000 based upon the $16.48 closing price of our common stock on the last trading day of fiscal 2008, which resulted in a grant of 1,214 shares to each director.

We also reimburse our non-employee directors for reasonable expenses incurred in connection with their services as directors.

        The following table provides compensation information for our non-employee directors during fiscal 2009:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Gordon Paul Anderson	38,000	20,007	58,007
John Bode	49,000	20,007	59,007
Tony Christianson	28,500	20,007	48,507
James Irwin	34,500	20,007	54,507
James Williams	35,000	20,007	55,007

    (1)
    These amounts represent the grant-date fair value for each award, as well as the amount recognized for financial statement reporting purposes for fiscal 2009 in accordance with FAS 123(R).

VOTE REQUIRED

        The Board recommends that you vote "FOR" each of the nominees to the Board of Directors set forth in this Proposal #1. Under applicable Delaware law, the election of each nominee requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at the Annual Meeting at which a quorum is present.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        In the following Compensation Discussion and Analysis, we describe the material elements of the compensation awarded to, earned by or paid to David J. Meyer, our Chief Executive Officer, Peter Christianson, our President and Chief Financial Officer, and Ted Christianson, our Vice President, Finance and Treasurer in fiscal 2009. In this proxy statement, we refer to Messrs. Meyer, Peter Christianson and Ted Christianson as our "named executive officers."

Compensation Objectives and Philosophy

        We have designed our compensation programs to reward performance and to attract, retain and motivate employees at all levels. Our goal is to establish pay levels for our named executive officers that are competitive with comparable positions in our industry and in the regions in which we operate. We believe the following:

        There should be an appropriate relationship between executive compensation and our short-and long-term success, including creation of stockholder value.

        Our overall compensation philosophy is that rewards to executives should reflect and reinforce our company-wide focus on financial management and bottom-line performance. We use annual cash incentives to motivate executives to achieve both short- and long-term interests. Incentives are available to executives under our management incentive program for annual achievement of company-wide quantitative financial goals. This approach increases the likelihood that we will experience sustained profitability and generate greater stockholder value over time.

        Our compensation program should be designed and implemented in a manner that will attract, retain and motivate executives of outstanding ability.

        We intend for the amount of compensation paid to each executive officer to reflect the officer's experience and individual performance and the performance of our company, all measured in the context of our industry and location. Our objectives are to attract, retain and motivate executives of outstanding ability. In order to motivate each executive to achieve his potential, certain components of our total compensation package are dependent on corporate and individual performance and are therefore at risk. Generally, as an executive officer's responsibility and ability to impact our financial performance increases, the individual's performance-based compensation increases as a portion of his total compensation. Ultimately, executives with greater roles and responsibilities associated with achieving our performance targets should bear a greater proportion of the risk if those goals are not achieved and should receive a greater proportion of the reward if the goals are met or surpassed.

        Total compensation opportunities should be competitive within the industry and other comparable companies but also consistent with our conservative and prudent approach to executive compensation.

        Our overall compensation levels are targeted to attract the type of talent needed to achieve and maintain a leadership position in our industry, while still focusing on bottom-line conservatism and avoiding the appearance of extravagance or compensation based on entitlements. Our Compensation Committee evaluated surveys of compensation levels to ensure that our executive officer compensation was comparable to companies of similar size in the Minneapolis and Fargo markets.

Compensation Committee

        Our Compensation Committee oversees the design and administration of our executive compensation program according to the processes and procedures discussed in this proxy statement. To implement our compensation objectives and philosophy, our Board and Compensation Committee:

  •
  consider individual performance, competence and leadership when setting base compensation, but focus our incentive cash compensation program on company-specific financial and business improvement goals to promote a cohesive, performance-focused culture among our executive team;

  •
  compare our compensation programs with the executive compensation policies, practices and levels at comparable companies in the Fargo and Minneapolis markets and companies in our industry selected for comparison by our Compensation Committee, based upon size, complexity and growth profile; and

  •
  structure compensation among the executive officers so that our Chief Executive Officer and President, with their greater responsibilities for achieving performance and strategic objectives, bear a greater proportion of the risk and rewards associated with achieving those goals by receiving a relatively large percentage of their total compensation in the form of cash-based incentives.

Setting Executive Compensation

        The Compensation Committee selects the elements of executive compensation and determines the level of each element, the mix among the elements and total compensation based upon the objectives and philosophies set forth above, and by considering a number of factors, including:

  •
  each executive's position within our company and the level of responsibility;

  •
  the skills and experiences required by an executive's position;

  •
  the executive's experience and qualifications;

  •
  the competitive environment for comparable executive talent having similar experience, skills and responsibilities;

  •
  company performance compared to specific objectives;

  •
  individual performance measures;

  •
  the executive's current and historical compensation levels;

  •
  the executive's length of service to our company;

  •
  compensation equity and consistency across all executive positions; and

  •
  the stock ownership of each executive.

        As a means of assessing the competitive market for executive talent, we review competitive compensation data gathered in comparative third-party surveys that we believe to be relevant, considering our size and industry. For fiscal 2009, we used an executive compensation assessment prepared for us by the Economic Research Institute. The assessment provided comparative compensation information for executive officer salaries at companies with comparable size, sales and growth levels to us in the Minneapolis and Fargo markets. The Economic Research Institute does not identify the companies utilized in the assessment. Our Compensation Committee reviewed the assessment to assist it in setting fiscal 2009 base salary and short-term cash incentive compensation for our executive officers. The Compensation Committee also used the Economic Research Institute assessment when setting fiscal 2010 base salaries for our Chief Executive Officer and President. Our executive officer compensation falls within the bottom quartile range of compensation levels at comparable companies. Our relatively low executive compensation is balanced, in part, by the significant share holdings of Mr. Meyer and Mr. Peter Christianson, each of whom has the potential to be rewarded by our growth and bears the risk of our failure to grow. For this reason we have also not historically provided these executives with significant long-term incentive compensation.

        The survey data is only one factor in the committee's overall compensation decision-making process and is not used as a stand-alone benchmarking tool.

        Our compensation structure is designed so that our Chief Executive Officer and President evaluate the performance of each executive and work with the Compensation Committee to recommend the compensation for our executive officers. Our Compensation Committee has the absolute authority to adjust their recommendations after evaluating all information that the Compensation Committee believes is relevant in implementing the principles for our compensation programs. Mr. Meyer and Mr. Peter Christianson do not give recommendations regarding their own salary or performance.

        In setting executive officer compensation, we have not historically considered the tax implications under Sections 162(m) and 409A of the Internal Revenue Code or compensation expense charges under FASB Statement 123(R), but may implement consideration of such tax implications when making future compensation decisions.

        Section 162(m) of the Internal Revenue Code restricts the ability of publicly held companies to take a federal income tax deduction for compensation paid to certain of their executive officers to the extent that compensation exceeds $1 million per covered officer in any fiscal year. However, this limitation does not apply, among other things, to compensation that is performance-based. We do not anticipate that the non-performance-based compensation to be paid to our executive officers for fiscal 2010 will exceed that limit.

        On October 22, 2004, the American Jobs Creation Act of 2004 became law, implementing Section 409A of the Internal Revenue Code and changing the tax rules applicable to nonqualified deferred compensation arrangements, including certain severance arrangements. We have taken steps to bring our non-qualified deferred compensation plans into good faith compliance with the statutory provisions as currently in effect.

Executive Compensation Components for 2009

        The principal elements of our executive compensation program for 2009 were:

  •
  base salary;

  •
  annual cash incentive compensation;

  •
  stock option awards; and

  •
  limited perquisites and other benefits made generally available to our employees.

        In allocating compensation across these elements, the Compensation Committee does not follow any strict policy or guidelines. However, consistent with the general compensation objectives and philosophies outlined above, the Compensation Committee seeks to place a meaningful percentage of an executive's compensation at risk, subject to achievement of specific performance objectives and long-term equity value creation. In addition, the committee generally places a greater proportion of total compensation at risk for our Chief Executive Officer and President, based on their greater responsibility for, and ability to influence, overall company performance.

  Base Salary

        Base salary provides executives with a fixed, regular, non-contingent earnings stream. As a component of total compensation, we generally set base salaries at levels believed to attract and retain an experienced management team in our market that will grow our company and create stockholder value. We also attempt to reward individual performance and contributions to our overall business objectives without detracting from the executive officers' incentive to realize additional compensation through our performance-based compensation program. When setting base salary, we consider pre-tax profit levels, increases in market share, inventory turns, process and system development goals, organic growth rate and growth through consolidation and acquisition, parts and service revenue as a percentage of revenue excluding variable selling expenses, and over-aged interest bearing inventory as a percentage of previous year's revenue. The Compensation Committee reviews each executive officer's salary at the end of each fiscal year.

        We review performance for both our company (based upon achievement of strategic initiatives) and each executive officer. As a result of the committee's evaluation of these factors, the committee may adjust base salaries to better align individual compensation with comparative market compensation, to provide merit-based increases based upon individual or company achievement, or to account for changes in roles and responsibilities.

        Effective June 6, 2007, we increased the base salaries of Mr. Meyer and Mr. Peter Christianson to $250,000 and, effective April 1, 2007, we increased the base salary of Mr. Ted Christianson to $155,000. These base salary increases for named executive officers were attributable primarily to a realigning market adjustment based on our survey of comparably sized companies in the Minneapolis and Fargo markets, our entry into employment agreements with Mr. Meyer and Mr. Peter Christianson and the fact that we are now a publicly-traded company. Effective February 1, 2009, we increased the base salaries of Mr. Meyer and Mr. Peter Christianson to $262,500 and, effective October 1, 2008, we increased the base salary of Mr. Ted Christianson to $170,000.

  Short-Term Incentive Compensation

        Short-term incentive compensation in the form of annual cash bonuses is a significant component of our compensation program. When setting bonus payouts for our named executive officers in fiscal

2009, our Compensation Committee established pre-determined quantitative goals based upon our pre-tax net income, total sales and return on assets. We define return on assets as our pre-tax net income (adjusted for short-term incentive compensation expense) divided by our monthly average total assets. The Compensation Committee set these goals at the beginning of the fiscal year and adjusted them during the fiscal year as we made acquisitions and new stores were incorporated into our company. Under our 2009 Executive Bonus Plan, based upon their respective positions and levels of responsibility, Mr. Meyer and Mr. Peter Christianson were each eligible for a cash bonus of up to 200% of their annual base salary, and Mr. Ted Christianson was eligible for a cash bonus of up to 63% of his annual base salary. The plan provides that 40% of the eligible bonus was based upon achievement of the Company's pre-tax net income goal, 20% was based on achievement of the Company's total sales goal, 20% was based on the Company's return on assets goal and the remaining 20% of the eligible bonus was based on achievement of personal position-specific goals. If any goals are not achieved at the threshold level, then no bonus is payable for that goal. Personal position-specific goals are set by our Compensation Committee for Mr. Meyer and Mr. Peter Christianson, and set by Mr. Meyer and Mr. Peter Christianson for Mr. Ted Christianson. For Mr. Meyer and Mr. Peter Christianson, the position-specific personal goals related to the annualized return on Titan Machinery common stock as compared to the Russell 2000 stock index. The goals were not achieved and no portion of the incentive bonus paid to Mr. Meyer or Mr. Peter Christianson was attributable to achievement of position-specific goals. For Mr. Ted Christianson, based on his overall performance during fiscal 2009, Mr. Meyer and Mr. Peter Christianson determined to award him target level performance on his position-specific objective. Bonuses were paid 100% in cash. The following table sets forth the pre-tax net income goals, the total sales goals and the return on assets goals established by the compensation committee and the percentage of the maximum bonus payable at each level:

  Pre-tax Net Income

Pre-tax Net Income Goal	% of Maximum Bonus Payable Attributable to Pre-Tax Net Income
$18,884,901	25
$25,179,868	50
$31,474,835	100

        Based upon our actual pre-tax adjusted net income of $31,700,584 we paid each of our named executive officers 100% of the maximum cash bonus attributable to pre-tax net income for which he was eligible based on achievement of that goal.

  Total Sales

Total Sales Goal	% of Maximum Bonus Payable Attributable to Total Sales
$534,395,642	25
$593,772,936	50
$742,216,170	100

        Based upon our actual total sales of $690,437,108 we paid each of our named executive officers 82.6% of the maximum cash bonus attributable to total sales for which he was eligible based on achievement of that goal.

  Return on Assets

Return on Assets Goal	% of Maximum Bonus Payable Attributable to Return on Assets
7.5%	25
8.2%	50
9.5%	100

        Based upon our actual return on assets of 9.57% we paid each of our named executive officers 100% of the maximum cash bonus attributable to return on assets for which he was eligible based on achievement of that goal.

  Equity Incentive Awards

        All equity incentive grants have been made pursuant to our 2005 Equity Incentive Plan, which is administered by our Compensation Committee. Options grants made under our plan have an exercise price equal to the fair market value of our common stock on the date of the grant and typically vest over a six-year period. All stock options granted to our executive officers are incentive stock options, to the extent permissible under the Internal Revenue Code of 1986. Consistent with our compensation philosophies related to performance-based compensation, long-term stockholder value creation and alignment of executive interests with those of stockholders, we may make future grants of long-term compensation in the form of stock options or restricted stock grants to our executive officers.

        We may implement stock option or restricted stock grants as a meaningful component of our compensation program because we believe they offer the incentives necessary to retain our executive officers, motivate them to enhance overall enterprise value and provide an incentive for them to remain employed by us during the vesting periods. If we determine to grant stock options or restricted stock as a meaningful component of our compensation program, we will grant such stock options or restricted stock on a performance basis. From time to time we may make one-time grants to recognize promotion or consistent long-term contribution, or for specific incentive purposes. We may also make grants in connection with the hiring of new executives. The Compensation Committee will have the authority to administer any equity incentive plan under which we make equity or equity-based awards. We have not adopted any formal policy with respect to stock option grants but may do so in the future if stock options become a more meaningful component of our compensation program.

        Although we do not have any stock retention or ownership guidelines, our Board of Directors and Compensation Committee intend to encourage our executives to continue to have a financial stake in our company in order to align the interests of our stockholders and management. We will continue to evaluate whether to implement a stock ownership policy for our officers and directors.

  Perquisites and Other Benefits

        Consistent with our conservative compensation philosophy, we offer only limited perquisites to our executive officers. We provide each of Mr. Meyer and Mr. Peter Christianson with an automobile. We provide each of Mr. Meyer, Mr. Peter Christianson and Mr. Ted Christianson with a cellular phone and cellular phone service. All of our executive officers are eligible for the same insurance, vacation and other benefits at the same levels provided to all of our full-time employees.

  Employment Agreements

        On November 16, 2007, we entered into employment agreements with David Meyer to serve as our Chief Executive Officer and Peter Christianson to serve as our President and Chief Financial Officer. Each agreement has an initial term that commenced upon the consummation of our initial public offering, and expires on January 31, 2014, subject to earlier termination, as described below. Pursuant to the agreements, Messrs. Meyer and Christianson were initially each paid a base salary of $250,000 per year, subject to annual review and adjustment by our Compensation Committee. Messrs. Meyer and Christianson are also eligible for an incentive bonus of up to 200% of their base salary pursuant to terms, conditions and annual objectives established by our Compensation Committee. Each agreement further provides that Messrs. Meyer and Christianson are eligible to participate in any employee benefit plans and programs generally available to our other executive officers.

        The agreements with Messrs. Meyer and Christianson each contain a restrictive covenant prohibiting them from owning, operating or being employed by competing agricultural or construction equipment stores during their employment with us and for 24 months following termination of their employment with us. Each agreement is terminable by either us or Messrs. Meyer and Christianson at any time for any reason. If Messrs. Meyer or Christianson is terminated by us without cause prior to the expiration of the term or if they resign for good reason, we are obligated to pay severance in an amount equal to two times the sum of the annual base salary then in effect, which would be $525,000 based on the annual base salary currently in effect, plus the annual incentive bonus last paid prior to the termination. These severance payments would be made in 24 equal monthly installments, which would be $42,330.50 per month if such termination occurred in fiscal 2010. If this termination occurs we would also be required to allow Mr. Meyer or Mr. Christianson to continue to participate in our group medical and dental plans at our expense for a period of 24 months. In order to receive the severance and continued benefits, each officer would be required to sign a release of claims against us, fulfill his non-competition obligations, cooperate with transitioning his duties and execute a non-disparagement agreement with us. We arrived at these terms based on the advice and experience of our advisors and directors, including their knowledge of practices and agreements at public companies. However, with respect to the amounts of compensation payable under these agreements, we considered the Economic Research Institute report, which does not identify the companies utilized in the assessment.

Compensation Committee Interlocks and Insider Participation

        During fiscal 2009, our Compensation Committee consisted of Gordon Paul Anderson and James Irwin. None of our current Compensation Committee members has any related party transaction relationship with our company of a type that is required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of the Board of Directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during fiscal year 2009.

        Our non-employee directors receive cash and restricted stock grants as compensation for their services as directors pursuant to our Non-Employee Director Compensation Plan. Our employee directors do not receive additional compensation for their services as directors. All of our directors are reimbursed for their reasonable expenses in attending Board and committee meetings.

Stock Ownership/Retention Guidelines and Other Policies

        We do not have any stock ownership guidelines or a stock retention policy. Our insider trading policy prohibits the trading of Titan Machinery securities on a short-term basis and requires that any Titan Machinery stock purchased in the open market be held for a minimum of six months. This policy also states that employees should not "margin" or "sell short" Titan Machinery stock, or buy or sell put or call options on Titan Machinery stock.

Conclusion

        We have concluded that the base salary, annual bonus and long-term incentives for each of the named executive officers, as well as the total compensation received by those executives, in fiscal 2009 are reasonable and appropriate in light of our goals and competitive requirements. The amounts are in the best interests of Titan Machinery and its stockholders because they enable us to attract, retain, motivate and fairly reward talent and further the philosophies of ensuring the accomplishment of our financial objectives and aligning the interests of management with those of long-term stockholders.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management and management has represented to the Compensation Committee that the Compensation Discussion and Analysis is accurate. Based on this review and discussion with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended January 31, 2009.

Members of the Compensation Committee
Gordon Paul Anderson (Chair) James Irwin

  Summary Compensation Table

        The table below sets forth certain information regarding compensation paid during the last three fiscal years to Titan's named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards (2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
David Meyer	2009	250,000	331	66,006	382,559	5,750	(3)	704,646
Chief Executive	2008	231,250	—	11,001	490,932	19,982	(4)(5)	753,165
Officer	2007	200,000	—	—	25,000	10,299	(6)(7)	235,299
Peter Christianson	2009	250,000	331	66,006	382,559	5,750	(3)	704,646
President and Chief Financial Officer	2008	231,250	—	11,001	490,932	19,590	(4)(5)	752,773
	2007	200,000	—	—	25,000	9,609	(6)(7)	234,609
Ted Christianson	2009	160,000	331	38,762	102,949	2,557	(3)	304,559
Vice President, Finance and Treasurer	2008	150,417	—	23,862	95,682	—		269,961
	2007	145,000	—	38,444	7,250	—		190,694

(1)
Amounts shown are not reduced to reflect the named executive officers' elections, if any, to contribute portions of their salaries to 401(k) plans.

(2)
Amounts represent the amount recognized for financial statement reporting purposes for fiscal 2009, fiscal 2008 and fiscal 2007 in accordance with FAS123(R), and thus may include amounts from awards granted in and prior to fiscal 2009, 2008 and 2007 respectively. The assumptions used to determine the valuation of the awards are further discussed in Note 13 to our financial statements. See the Grants of Plan-Based Awards table for further information regarding the awards granted in fiscal 2009 and the Outstanding Equity Awards at January 31, 2009 table for information regarding all outstanding awards.

(3)
Amounts represent a company match to the 401(k) plan of each named executive officer.

(4)
David Meyer and Peter Christianson each received a cash payment of $12,000 from us during fiscal 2008 for attending Board of Directors meetings. Our Board of Directors has adopted a director compensation policy that eliminates any payments to our management directors.

(5)
Includes a company match of $6,445 to Mr. Meyer's 401(k) plan and $5,152 to Mr. Peter Christianson's 401(k) plan. Includes $1,537 of compensation attributable to personal use of a company-provided automobile for Mr. Meyer and $2,438 of compensation attributable to personal use of a company-provided automobile for Mr. Peter Christianson.

(6)
David Meyer and Peter Christianson each received a cash payment of $4,000 from us during fiscal 2007 for attending Board of Directors meetings.

(7)
Includes a company match of $6,299 to Mr. Meyer's 401(k) plan and $5,609 to Mr. Peter Christianson's 401(k) plan.

Grants of Plan-Based Awards

        The following table sets forth certain information regarding grants of plan-based awards to our named executive officers in fiscal 2009:

					All Other Option Awards: Number of Securities Underlying Options(#)			Grant Date Fair Value of Stock and Option Awards ($)(3)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards($)(1)					Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Threshold	Target	Maximum
David Meyer Chief Executive Officer		12,000	250,000	500,000
Peter Christianson President and Chief Financial Officer		12,000	250,000	500,000
Ted Christianson Vice President, Finance and Treasurer	09/22/08	2,856	59,500	107,100	10,000	(2)	22.21	96,467

(1)
Actual amounts earned by the named executive officers for fiscal 2009 are reported in the Summary Compensation Table on page 18 under the column entitled "Non-Equity Incentive Plan Compensation".

(2)
These options were granted pursuant to our 2005 Equity Incentive Plan. The options vest ratably on September 22 of each year from 2009 through 2014 and expire on September 22, 2018.

(3)
This amount represents the grant date fair value of the option award determined in accordance with FAS 123(R).

Outstanding Equity Awards at January 31, 2009

        The following table sets forth certain information regarding equity awards granted to our named executive officers outstanding as of January 31, 2009:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(6)
David Meyer	11,750	35,250	(1)	—	$9.35	12/06/12	100	(5)	$1,015
Chief Executive Officer	13,250	39,750	(1)		$8.50	12/06/17
Peter Christianson	11,750	35,250	(1)	—	$9.35	12/06/12	100	(5)	$1,015
President and Chief Financial Officer	13,250	39,750	(1)		$8.50	12/06/17
Ted Christianson	11,667	23,333	(2)	—	$4.50	10/18/16	100	(5)	$1,015
Vice President, Finance and	6,667	33,333	(3)		$7.50	07/20/17
Treasurer		10,000	(4)		$22.21	09/22/18

(1)
The option vests ratably on December 6 of each year from 2008 through 2011.

(2)
The option vests ratably on October 18 of each year from 2007 through 2012.

(3)
The option vests ratably on July 20 of each year from 2008 through 2013

(4)
The option vests ratably on September 22 of each year from 2009 through 2014.

(5)
The risk of forfeiture lapses with respect to these shares on 12/05/10.

(6)
The amounts reflect the value based on the closing price of our common stock on January 30, 2009 of $10.15.

Option Exercises and Stock Vested

        There were no option exercises by our named executive officers during fiscal 2009. Pursuant to a grant of 100 shares of restricted stock to all of our employees in fiscal 2008, each of our named executive officers received a grant of 100 shares of restricted stock, on the same terms and subject to the same conditions as we granted to all other employees. None of such shares vested during fiscal 2009.

Equity Compensation Plan Information

        The following table provides information regarding our equity compensation plans as of January 31, 2009:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans not approved by security holders	—	—	—
Equity compensation plans approved by security holders	645,920	$10.91	245,930

Total	645.920	$10.91	245,930

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Described below are transactions and series of similar transactions that have occurred this fiscal year to which we were a party or are a party in which:

  •
  the amounts involved exceeded or will exceed $120,000; and

  •
  a director, executive officer, beneficial owner of more than five percent of any class of our voting securities or any member of their immediate family had or will have a direct or indirect material interest.

Leases

        We lease real estate for 29 of our 62 stores from entities affiliated with Messrs. Meyer, Tony Christianson and/or Peter Christianson. We lease 28 dealership sites from Dealer Sites, LLC, an entity affiliated by common ownership with Mr. Meyer and Tony Christianson, who collectively owned approximately 40% of Dealer Sites, LLC as of January 31, 2009 and for which Ted Christianson, our Vice President, Finance and Treasurer, serves as president and Mr. Meyer serves as an officer; and one dealership site from C.I. Farm Power, Inc., an entity affiliated by common ownership with Peter Christianson, who is also the general partner. During fiscal 2009 we also leased three dealership sites from Meyer Family Limited Partnership, for which Mr. Meyer serves as general partner and of which certain members of Mr. Meyer's immediate family are limited partners; one dealership site from Padre Partnership, an entity affiliated by common ownership with Peter Christianson, who is also the general partner; and one dealership site from Landco LLC, an entity affiliated by common ownership with Peter Christianson and Mr. Meyer.

        The table below states for fiscal 2009 through the end of the respective lease terms, the aggregate amount of all periodic payments or installments made or due, including any required or optional payments due at the conclusion of the respective leases, are as follows:

Lessor	Period	Aggregate Payments Made or Due
Meyer Family Limited Partnership	Fiscal 2009	$264,000

Dealer Sites	Fiscal 2009	$2,298,282
	Fiscal 2010, through December 31, 2018	$30,441,509

C.I. Farm Power	Fiscal 2009	$30,000
	Fiscal 2010, through July 31, 2011	$150,000

Padre Partnership	Fiscal 2009	$96,000

Landco	Fiscal 2009	$45,500

        We intend for the terms of all of our leases to be commercially reasonable. We do not believe the terms of our leases with entities affiliated with Mr. Meyer, Tony Christianson and Peter Christianson are any less favorable to us than could be obtained in an arm's length transaction with an unrelated party.

Policies and Procedures for Related Party Transactions

        Our Audit Committee charter requires our Audit Committee to review and approve in advance any related party transaction of the type required to be disclosed by Item 404 of Regulation S-K. All of our directors, officers and employees are required to report to our Audit Committee any related party transaction (as defined by applicable rules and regulations of the SEC and the Nasdaq Global Market) prior to its completion. Our Board of Directors reviewed all of the transactions described above, but we did not have a formal policy in place for the approval of such transactions. We do not believe the terms of any of the transactions and agreements described above are any less favorable to us than could be obtained in an arm's length transaction with an unrelated party.

FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General Information

        Eide Bailly LLP has acted as the Company's Independent Registered Public Accounting Firm for the fiscal years ended January 31, 2008 and January 31, 2009. Representatives of Eide Bailly LLP are expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Audit Fees

        The following fees were billed by Eide Bailly LLP for fiscal years 2008 and 2009:

	FY 2008	FY 2009
Audit Fees	$104,905	$141,175
Audit-Related Fees	78,775	36,000
Tax Fees	37,750	72,230
All Other Fees	1,595	377

TOTALS	$223,025	$249,782

        Audit fees are for professional services rendered for the audit of the Company's annual financial statements and review of financial statements included in the Company's Form 10-Q filings or services that are normally provided by the Independent Registered Public Accounting Firm in connection with regulatory filings with the Securities and Exchange Commission.

        Audit-related fees are primarily for the assurance and related services performed by Eide Bailly LLP that are reasonably related to the performance of the audit or review of the Company's financial statements. For fiscal 2008 and fiscal 2009, this consisted primarily of the audit of employee benefit plans, services related to the Registration Statement on Form S-1 filed in connection with our initial public offering in December 2007 and follow-on public offering in May 2008, and Sarbanes-Oxley Section 404 advisory services.

        Tax fees are services provided in connection with tax compliance, tax advice, tax planning, and IRS audit assistance. For fiscal 2008 and fiscal 2009, this consists primarily of preparation of the Company's federal and state tax returns, work related to an IRS audit and other compliance related matters and tax advisory services related to acquisitions.

        All other fees are primarily for fees associated with our employees attending personnel development training programs sponsored by Eide Bailly.

        Pursuant to its written charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for the Company by its Independent Public Accounting Firm or any other auditing or accounting firm.

        During fiscal year 2009, the Audit Committee approved all audit and non-audit services provided to the Company by Eide Bailly LLP prior to management engaging Eide Bailly LLP for that purpose. The Committee's current practice is to consider for pre-approval annually all audit and non-audit services proposed to be provided by the Independent Registered Public Accounting Firm. In making its recommendation to appoint Eide Bailly LLP as the Company's Independent Registered Public Accounting Firm, the Audit Committee has considered whether the provision of the non-audit services rendered by Eide Bailly LLP is compatible with maintaining that firm's independence and has determined that such services are compatible with maintaining Eide Bailly LLP's independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders ("Insiders") are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, or written representations that no other reports were required, the Company believes that during the fiscal year ended January 31, 2009, all Form 3, Form 4 and Form 5 filing requirements were met except five Forms 4 filed late on May 7, 2008 for Gordon Paul Anderson, John Bode, James Irwin, James Williams and Tony Christianson related to restricted stock grants dated February 1, 2008 and one Form 4 for a September 22, 2008 stock option grant to Ted Christianson filed on a Form 5 filed March 17, 2009. Additionally, David Meyer, Peter Christianson and Ted Christianson reported a restricted stock award of 100 shares granted December 5, 2007 on Forms 5 filed March 17, 2009.

OTHER BUSINESS

        Management knows of no other matters to be presented at the meeting. If any other matter properly comes before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

STOCKHOLDER PROPOSALS

        Any appropriate proposal submitted by a stockholder of the Company and intended to be presented at the 2010 Annual Meeting must be received by the Company no later than January 11, 2010 to be includable in the Company's proxy statement and related proxy for the 2010 Annual Meeting. Additionally, pursuant to the advance notice provisions of the Company's bylaws, as authorized by applicable state law, in order for stockholders to present nominations or other business at the 2010 Annual Meeting, a stockholder's notice of such nomination or other business must be received no earlier than February 12, 2010 and no later than March 14, 2010 and must be in a form that complies with the requirements set forth in the Company's bylaws.

        Also, if a stockholder proposal intended to be presented at the 2010 Annual Meeting but not included in the Company's proxy statement and proxy is received by the Company after March 27, 2010, then the persons named in the Company's proxy form for the 2010 Annual Meeting will have discretionary authority to vote the shares represented by such proxies on the stockholder proposal, if presented at the meeting, without including information about the proposal in the Company's materials.

 FORM 10-K

        A COPY OF THE COMPANY'S FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED JANUARY 31, 2009 (WITHOUT EXHIBITS), ACCOMPANIES THIS NOTICE OF MEETING AND PROXY STATEMENT. NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY'S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH EXHIBIT(S) SHOULD BE DIRECTED TO PETER CHRISTIANSON, CHIEF FINANCIAL OFFICER, AT THE COMPANY'S PRINCIPAL ADDRESS.

Dated: May 11, 2009
Fargo, North Dakota

Date Please detach here The Board of Directors Recommends a Vote FOR Item 1. 1. Elect Class II directors: 01 Gordon Paul Anderson Vote FOR Vote WITHHELD 02 James Williams all nominees from all nominees 03 Peter Christianson (except as marked) (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right). 2. In their discretion, upon such other business as may properly come before the Meeting and any adjournment or postponement thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. Signature(s) in Box PLEASE DATE AND SIGN ABOVE exactly as name appears at the left indicating, where appropriate, official position or representative capacity. For stock held in joint tenancy, each joint tenant should sign. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Titan Machinery Inc., 4876 Rocking Horse Circle, Fargo, North Dakota 58104-6049. Address Change? Mark Box Indicate changes below:

Titan Machinery Inc. 4876 Rocking Horse Circle Fargo, North Dakota, 58104-6049 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 12, 2009. The shares of stock you hold in your account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” Item 1. The undersigned hereby appoints DAVID J. MEYER AND PETER CHRISTIANSON, and each of them individually, with full power of substitution, as Proxies to represent and vote, as designated below, all shares of capital stock of Titan Machinery Inc. registered in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Carlson Board Room, 301 Carlson Parkway, Minnetonka, Minnesota 55305, and at any adjournment or postponement thereof, and the undersigned hereby revokes all proxies previously given with respect to the meeting. TITAN MACHINERY INC. ANNUAL MEETING OF STOCKHOLDERS Friday, June 12, 2009 8:00 a.m. (Central time) To be held at Carlson Board Room, 301 Carlson Parkway, Minnetonka, Minnesota 55305 If you need directions to the Annual Meeting, please call (701) 356-0130. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on June 12, 2009: The proxy statement, proxy card, and Annual Report on Form 10-K are available on the Investor Relations section of the Titan Machinery Inc. website at http://www.titanmachinery.com. See reverse for voting instructions.

QuickLinks

INTRODUCTION
OUTSTANDING SHARES AND VOTING RIGHTS
PRINCIPAL STOCKHOLDERS AND MANAGEMENT SHAREHOLDINGS
ELECTION OF DIRECTORS (Proposal #1)
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
Compensation Committee Report
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER BUSINESS
STOCKHOLDER PROPOSALS
FORM 10-K